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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                              POSSIS MEDICAL, INC.

                            Dated as of July 14, 1998









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         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT  (this "Agreement"), dated as of July 14, 1998, among Possis Medical, Inc., a Minnesota corporation (the "Company"), and the parties who have executed this Agreement and whose names appear on Schedule 1 hereto (each party listed on Schedule 1 hereto is sometimes individually referred to herein as a "Purchaser" and all such parties are sometimes collectively referred to herein as the "Purchasers."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase: (a) an aggregate principal amount of $12,000,000 of the Company's Series A 5% Convertible Debentures, due July 15, 2004 (the "Series A Debentures"), which are convertible into shares of the Company's common stock, $.40 par value per share (the "Common Stock"), (b) up to an aggregate principal amount of $2,500,000 of the Company's Series B 5% Convertible Debentures, due six (6) years from the Series B Closing (as defined below) which are convertible into shares of Common Stock (the "Series B Debentures"), and (c) up to an aggregate principal amount of $2,500,000 of the Company's Series C 5% Convertible Debentures, due six (6) years from the Series C Closing (as defined below) which are convertible into shares of Common Stock (the "Series C Debentures"). The Series A Debentures, the Series B Debentures and the Series C Debentures are sometimes collectively referred to herein as the "Debentures."

         IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

         1.1      The Closings.

                  (a) The Series A Closing. (i) The closing of the purchase and sale of the Series A Debentures (the "Series A Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Series A Closing is hereinafter referred to as the "Series A Closing Date."

                           (ii) Documents to be Delivered at Series A Closing.
At the Series A Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) Series A Debentures in the principal amount set forth beside such Purchaser's name on Schedule 1 hereto, registered in such Purchaser's name, (2) a Common Stock purchase warrant in the form of Exhibit B, registered in such Purchaser's name, entitling such Purchaser to acquire the number of shares of Common Stock set forth beside such Purchaser's name on Schedule 1 hereto, at an exercise price (subject to adjustment as set forth therein) equal to 125% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the


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Series A Closing Date (the "Series A Warrants"); (3) the legal opinion of Dorsey
& Whitney, outside counsel to the Company, addressed to such Purchaser, substantially in the form of Exhibit D, (4) the legal opinion of Irving R. Colacci, General Counsel to the Company, addressed to such Purchaser, substantially in the form of Exhibit E and (5) all other documents, instruments and writings required to have been delivered at or prior to the Series A Closing Date by the Company pursuant to this Agreement, including, without limitation, executed originals of each of the Registration Rights Agreement, dated the date hereof, by and among the Company and the Purchasers, in the form of Exhibit C (the "Registration Rights Agreement"), and the Irrevocable Transfer Agent Instructions, dated the Series A Closing date, in the form of Exhibit F, delivered to and acknowledged by the Company and the Company's transfer agent (the "Transfer Agent Instructions"); (B) each Purchaser shall deliver to the Company (1) a wire transfer in immediately available funds equal to the principal amount of Series A Debentures to be acquired by such Purchaser as set forth beside such Purchaser's name on Schedule 1 hereto and (2) all documents, instruments and writings required to have been delivered by such Purchaser at or prior to the Series A Closing Date pursuant to this Agreement, including, without limitation, an executed original copy of the Registration Rights Agreement.

                  (b) The Series B Closing. (i) Subject to the terms and conditions set forth in this Agreement, if the Per Share Market Value shall be equal to or greater than 105% of the Initial Conversion Price for any period of at least twenty (20) consecutive Trading Days, the Company shall have the right to deliver a written notice to the Purchasers (a "Series B Subsequent Financing Notice") no later than five Trading Days after the conclusion of such period requiring the Purchasers to purchase, severally and not jointly, (subject to adjustment as provided herein), at the Company's option, up to an aggregate principal amount of $2,500,000 of Series B Debentures. A Series B Subsequent Financing Notice may be delivered no earlier than 90 days following the effective date of a registration statement to be filed with the Securities and Exchange Commission (the "Commission") meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Underlying Shares (as defined below) (an "Underlying Securities Registration Statement"), and no later than one (1) year following the Series A Closing Date. The closing of the purchase and sale of the Series B Debentures (the "Series B Closing") shall take place at the offices of the Robinson Silverman on the date indicated in the Series B Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 25th Trading Day after receipt by the Purchasers of the Series B Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series B Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date."

                           (ii) Documents to be Delivered at Series B Closing.
On the Series B Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser acquiring Series B Debentures (1) Series B Debentures, registered in the name of such Purchaser in principal amount equal to the pro rata portion of the principal amount of Series B Debentures to be acquired by such Purchaser (determined by reference to the pro rata portion of the principal amount of Series A Debentures acquired by such Purchaser hereunder); (2) a Common Stock purchase warrant in the form of Exhibit B, registered in the name of such Purchaser, entitling such Purchaser to acquire an aggregate number of shares of Common Stock as


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equals such Purchaser's pro rata portion of the total number of shares of Common
Stock to which all Series B Warrants (as defined below) entitle the holders thereof to acquire; and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing Date by the Company pursuant to this Agreement, including, without limitation, those described in Section 4.1; (B) each Purchaser acquiring Series B Debentures and Series B Warrants shall deliver to the Company (1) a wire transfer in immediately available funds equal to the principal amount of Series B Debentures to be acquired by such Purchaser at the Series B Closing and (2) all documents, instruments and writings required to have been delivered by such Purchaser at or prior to the Series B Closing Date pursuant to this Agreement. At the Series B Closing, the Company will issue and deliver to the Purchasers acquiring Series B Debentures, Common Stock purchase warrants, in the form of Exhibit B (the
"Series B Warrants"), that, in the aggregate, entitle the holders thereof to acquire a number of shares of Common Stock as equals (determined in accordance with the Black-Scholes valuation model as calculated by Bloomberg Financial Markets) 5% of the aggregate principal amount of Series B Debentures to be issued at the Series B Closing. The exercise price for shares underlying the Series B Warrants shall (subject to adjustment as provided therein) equal 125% of the average Per Share Market Values for the five (5) Days immediately proceeding the Series B Closing Date.

                  (c) The Series C Closing. (i) Subject to the terms and conditions set forth in this Agreement, if the Per Share Market Value shall be equal to or greater than 130% of the Initial Conversion Price for any period of at least twenty (20) consecutive Trading Days, the Company shall have the right to deliver a written notice to the Purchasers (a "Series C Subsequent Financing Notice," and together with Series B Subsequent Financing Notice, a "Subsequent Financing Notice") no later than five Trading Days after the conclusion of such period requiring the Purchasers to purchase, severally and not jointly, (subject to adjustment as provided herein), at the Company's option, up to an aggregate principal amount of $2,500,000 of Series C Debentures. A Series C Subsequent Financing Notice may be delivered no earlier than 90 days following the effective date of the Underlying Securities Registration Statement (provided, that in the event that the Underlying Securities Registration Statement filed in connection with the Series A Closing does not cover the Underlying Shares issuable upon conversion or exercise of the Series B Debentures and Series B Warrants, then such 90 Business Day period shall commence upon the effective date of the Underlying Securities Registration Statement that covers such Underlying Shares), and no later than one (1) year following the Series B Closing Date. The closing of the purchase and sale of the Series C Debentures (the "Series C Closing") shall take place at the offices of the Robinson Silverman on the date indicated in the Series C Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 25th Trading Day after receipt by the Purchasers of the Series C Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series C Closing take place unless and until the conditions listed in
Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series C Closing is hereinafter referred to as the "Series C Closing Date."

                           (ii) Documents to be Delivered at Series C Closing.
On the Series C Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser acquiring Series C Debentures (1) Series C Debentures, registered in the name of such Purchaser in principal amount equal to the pro rata portion of the principal amount of


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Series C Debentures to be acquired by such Purchaser (determined by reference to the pro rata portion of the principal amount of Series A Debentures acquired by such Purchaser hereunder); (2) a Common Stock purchase warrant in the form of Exhibit B, registered in the name of such Purchaser, entitling such Purchaser to acquire an aggregate number of shares of Common Stock as equals such Purchaser's pro rata portion of the total number of shares of Common Stock to which all Series C Warrants (as defined below) entitle the holders thereof to acquire; and
(3) all other documents, instruments and writings required to have been delivered at or prior to the Series C Closing Date by the Company pursuant to this Agreement, including, without limitation, those described in Section 4.1;
(B) each Purchaser acquiring Series C Debentures and Seris C Warrants shall deliver to the Company (1) a wire transfer in immediately available funds equal to the principal amount of Series C Debentures to be acquired by such Purchaser at the Series C Closing and (2) all documents, instruments and writings required to have been delivered by Purchaser at or prior to the Series C Closing Date pursuant to this Agreement. At the Series C Closing, the Company will issue and deliver to the Purchasers acquiring Series C Debentures, Common Stock purchase warrants in the form of Exhibit B (the "Series C Warrants") that, in the aggregate, entitle the holders thereof to acquire a number of shares of Common Stock as equals (determined in accordance with the Black- Scholes valuation model as calculated by Bloomberg Financial Markets) 5% of the aggregate principal amount of Series C Debentures to be as such at the Series C Closing. The exercise price for shares underlying the Series C Warrants shall (subject to adjustment as provided therein) equal 125% of the coverage per Share Market Values for the five (5) Trading Days immediately proceeding the Series C Closing Date.

         1.2 Form of Debentures. The Debentures shall be in the form of Exhibit A.

         1.3 Certain Defined Terms. For purposes of this Agreement, "Original Issue Date," "Trading Day", "Per Share Market Value" and "Initial Conversion Price" shall have the meanings set forth in the form of Debenture attached as Exhibit A: "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. "Closing" shall mean, collectively, the Series A Closing, the Series B Closing and the Series C Closing. "Warrants" shall mean, collectively, the Series A Warrants, the Series B Warrants and the Series C Warrants.

                                    ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the SEC Documents (as defined in Section 2.1(j)) (collectively the "Subsidiaries"). Each of the


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Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full power and authority (corporate and otherwise) to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of this Agreement, the Debentures, the Warrants or the Registration Rights Agreement (collectively, the "Transaction Documents") (any of (x), (y) or (z), being a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company. Each of the Transaction Documents, when executed and delivered in accordance with the terms hereof, shall have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter documents.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated


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association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (d) Issuance of the Debentures and the Warrants. The Debentures and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall have been validly issued, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and at all times while Debentures and Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Debentures, and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) (subject to the operation of the conversion limitation set forth in Section 4(a)(iii)(B) of the Debentures) 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the Debentures issued pursuant to the terms hereof assuming such conversion were effected on the Original Issue Date for such Debentures, (ii) the number of shares of Common Stock issuable upon exercise in full of the Warrants, and (iii) the number of shares Common Stock which would be issuable upon payment of interest on the Debentures, assuming each Debenture is outstanding for the full term stated therein and all interest is paid in shares of Common Stock. All such authorized shares of Common Stock shall be duly reserved for such issuance to the holders of such Debentures and Warrants on a pro rata basis determined by reference to the portion of the principal amount of Debentures acquired by each Purchaser hereunder. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest thereon and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." The Debentures, Warrants and Underlying Shares are collectively referred to herein as the "Securities." When issued in accordance with the Debentures and upon exercise of the Warrants, the Underlying Shares shall have been duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.


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                  (f) Consents and Approvals. Neither the Company nor any
Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of one or more Underlying Securities Registration Statements with the Commission, (ii) the application(s) to the Nasdaq Stock Market (the "NASDAQ") for the listing of the Underlying Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) filing of Form D with the Commission, (iv) filing of a Current Report on Form 8-K with the Commission,
(v) applicable Blue Sky filings and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in the SEC Documents or Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (h) No Default or Violation. Except as could not individually or in the aggregate, have or result in, a Material Adverse Effect, neither the Company nor any Subsidiary (i) is in default under or in violation of (and, to the knowledge of the Company, no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority.

                  (i) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issue and sale of the Securities to the Purchasers is exempt from the registration requirements of the Securities Act.

                  (j) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement the


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"Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of the SEC Documents at the time, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents to the extent required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in Schedule 2.1(j), since October 29, 1997, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on October 29, 1997, and has not received any comments from the Commission in respect thereof.

                  (k) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank, other than Salomon Smith Barney ("Salomon"), with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of


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preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                  (m) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities, other than the Disclosure Materials and any amendments and supplements thereto and the materials listed on Schedule 2.1(m), or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (o) Seniority. Except as set forth in Schedule 2.1(p), no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation, dissolution or otherwise.

                  (p) Exclusivity. The Company shall not issue and sell the Debentures to any Person other than the Purchasers other than with the specific prior written consent of the Purchasers unless the Purchasers fail to purchase the principal amount of Debentures requested by the Company.

                  (q) Listing and Maintenance Requirements Compliance. The Company has not in the past two years received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is in compliance with all such maintenance requirements.

                  (r) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

                  (s) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit which could result in a Material Adverse Effect.

                  (t) Registration Rights; Rights of Participation. Except as set forth on Schedule 2.1(t), (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

                  (u) Disclosure. The Company confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. None of the Disclosure Materials or the information set forth in the Confidential Information Memorandum dated May 12, 1998 or any other information provided to the Purchasers by or on behalf of the Company in connection with the transactions contemplated herein contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document, when executed and delivered in accordance with the terms and conditions hereof, shall have been duly executed and delivered by such Purchaser and shall constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder by such Purchaser for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, and at the date hereof, it is, and at the each of the Series A Closing Date, the Series B Closing Date and the Series C Closing Date (each a "Closing Date"), it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk. Such Purchaser is able to bear the loss of its entire investment in the Securities.

                  (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) General Solicitation. Such Purchaser is not purchasing the Securities to be acquired by it hereunder as a result of, and Purchaser is not aware of, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar relating to the sale of the Securities.

                  (h) Transactions in the Common Stock. Except as provided in
Section 3.18, such Purchaser has not, during the thirty (30) Trading Days immediately preceding the date hereof, purchased or sold, or established a short position in, any shares of Common Stock.

                  (i) Reliance. Such Purchaser understands and acknowledges that
(i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  (j) Tax Consequences. The Company has not made any representation, warranty, acknowledgement or covenant, in writing or otherwise, to such Purchaser regarding the tax consequences, if any, of the sale of the Securities, or of the resale of the Underlying Shares by such Purchaser.

                  (k) Suitable Investment. Such Purchaser has evaluated the merits and risks of an investment in the Securities and has determined that the Securities are a suitable investment for such Purchaser in light of such Purchaser's overall financial condition and prospects.

                  (l) Fluctuation of Stock Price. Such Purchaser has been advised, and is aware, that the market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurances as to the future performance of any given securities, including the Underlying Shares.

                  The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                    ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) Securities may only be disposed pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities (x) between Purchasers and (y) by a Purchaser to an Affiliate thereof or to an investment fund under common management with such Purchaser, or any transfer among any such Affiliates or funds, provided that, in each case, the transferee certifies to the Company that the representations and warranties contained in Section 2.2 are true and correct with respect to such transferee. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1, of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  (c) Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures, the payment of interest thereon, exercise of Warrants or other issuances of Underlying Shares as contemplated hereby or by the Debentures occurs at any time while an Underlying Securities Registration Statement covering the resale of such Underlying Shares is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall issue the Transfer Agent Instructions attached hereto as Exhibit F to the Company's transfer agent on the Series A Closing Date. The Company agrees that it will cause its Transfer Agent to provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder upon surrender of the legended certificates duly endorsed. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

                  (d) The Purchaser agrees to dispose of Underlying Shares represented by unlegended certificates only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to Rule 144 promulgated under the Securities Act (and to comply with the requirements of Section 3(q) of the Registration Rights Agreement) and acknowledges that the Company is relying upon the Purchaser's agreement in this
Section in agreeing to issue certificates for Underlying Shares without legend as provided for herein.

         3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures and
(ii) exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution (subject to the operation of Section 4(a)(iii)(B) of the Debentures) may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures, and (y) exercise of the Warrants, is unconditional and absolute, subject to the limitations set forth in the Debentures or pursuant to the Warrants, regardless of the effect of any such dilution.

         3.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to each Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act ("Rule 144(c)"), all such information as is required to be made publicly available in accordance with Rule 144(c). The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing the issuance of the legal opinion referenced above in this Section. Upon the written request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify or exempt the issuance and sale of the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and shall continue such qualification or exemption at all times until each Purchaser notifies the Company in writing that it no longer owns Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         3.5 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         3.6 Increase in Authorized Shares. At such times as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting, subject to the operation of the conversion limitation set forth in Section 4(a)(iii)(B) of the Debentures, 200% of the full outstanding principal amount of Debentures (and paying any earned and unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants, due to the unavailability of a sufficient number of shares of authorized but unissued or reserved Common Stock, the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least the sum of (x) the number of shares of Common Stock then authorized, (y) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants (including the Warrants) and convertible instruments, and (z) (subject to the operation of the conversion limitation set forth in Section 4(a)(iii)(B) of the Debentures) 200% of the number of Underlying Shares as are then issuable upon a conversion of the full outstanding principal amount of Debentures then outstanding and as payment of interest thereon, or such smaller number as shall be agreed to by the holders of at least 50% in interest of the principal amount of Debentures then outstanding. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a regular or special meeting of the stockholders no later than the 45th day after delivery of the proxy materials relating to such meeting) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Articles of Incorporation to evidence such increase.

         3.7 Listing and Reservation of Underlying Shares. (a) The Company shall
(i) not later than the fifteenth Business Day following the Series A Closing Date, and not later than the tenth

Business Day following each of the Series B Closing Date and the Series C Closing Date prepare and file with the NASDAQ (as well as any other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is at least equal to the number of shares required to be reserved pursuant to Section 2.1(d) with respect to the Warrants and principal amount of Debentures to be issued and sold at such Closing, (ii) take all steps necessary to cause such shares to be approved for listing on the NASDAQ (as well as on any other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing. The Company shall use its best efforts to maintain the listing of its Common Stock thereon. If the number of Underlying Shares as are issuable upon conversion in full of the then outstanding principal amount of Debentures, as payment of interest thereon, and upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and other required exchanges), the Company shall take the necessary actions to immediately list a number of additional Underlying Shares such that the total number of Shares so listed shall equal 200% of the number of Underlying Shares then issuable upon conversion of the Debentures and as payment of interest thereon and exercise of Warrants (subject to the operation of the conversion limitations set forth in Section 4(a)(iii)(B) of the Debentures).

                  (b) The Company shall maintain a reserve of Common Stock for issuance upon conversion of the Debentures and for payment of interest thereupon in shares of Common Stock pursuant to the terms of the Debentures and upon exercise of the Warrants in accordance with their terms, in such amount as may be required to fulfill obligations in full under the Transaction Documents, which reserve shall initially include a number of shares of Common Stock equal to (subject to the operation of Section 4(a)(iii)(B) of the Debentures) no less than two times the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures and or payment of interest thereon in shares of Common Stock as of the Original Issue Date.

         3.8 Conversion Procedures. The delivery by the Holder of the Holder Conversion Notice (as defined in Exhibit A) and the Form of Election to Purchase attached to the Warrants, as the case may be, the delivery by the Holder of the Debentures and the Warrants (and payment of exercise price, if any, in connection with the exercise of the Warrants), as the case may be, the delivery by Dorsey & Whitney, outside counsel to the Company, to the Company's transfer agent, on or prior to the Series A Closing Date, Series B Closing Date or Series C Closing Date, as the case may be (and as contemplated by Section 4.1(k)) of a copy of a legal opinion substantially in the form of Exhibit D, the issuance by the Company of the Transfer Agent Instructions and delivery of the legal opinion by Company counsel, as set forth in the Transfer Agent Instructions, are all the documents and instruments that must be delivered to enable the Purchasers to convert Debentures and exercise Warrants as contemplated in the Debentures and Warrants.

         3.9 Notice of Breaches. (a) Each of the Company and the Purchasers shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of any Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

                  (b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by any Transaction Document violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Securities a copy of any written statement in support of or relating to such claim or notice.

         3.10 Conversion and Exercise Obligations of the Company. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and Warrants.

         3.11 Right of First Refusal; Subsequent Registrations. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument in a placement intended to be exempt from the registration requirements of the Securities Act (a "Subsequent Placement") for a period of 180 days after any Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or rights and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 2.1(c), and (iii) shares of Common Stock issued upon conversion of Debentures or as payment of interest thereon or upon exercise of the Warrants, unless (A) the Company delivers to each Purchaser a written notice (the "Subsequent Placement Notice") of its intention effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be affected (if known to the Company), and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser shall have notified the Company by 5:00 p.m. (New York time) on the fifteenth (15th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If no Purchaser shall notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice (if such Persons are set forth in the Subsequent Placement Notice) ; provided, that the Company shall provide each Purchaser with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty
(30) Trading Days after the date of the
initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) (if any) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro rata portion of the aggregate principal amount of Debentures purchased by the Purchasers under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice. Notwithstanding the foregoing, the Company need not disclose in a Subsequent Placement Notice the name of the Person with whom a Subsequent Placement shall be effected in the event the Person has required that the Company enter into a written confidentiality agreement with such Person which prohibits the disclosure of such Person's name to the Purchaser, in which event (i) the Company shall use its reasonable best efforts to obtain such other Person's consent to the disclosure of its name to the Purchase and (ii) in the event the Person will not consent to such disclosure, the Company shall provide a certificate to the Purchasers, executed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that the Person with whom the Subsequent Placement shall be effected has required the Company to enter into a confidentiality agreement with such Person which prohibits the disclosure of such Person's name to the Purchasers, and that the Company has used its reasonable best efforts to have obtain such Person consent to such disclosure.

                  (b) Except for (w) Underlying Shares, (x) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, (y) Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of paragraph (a) of this Section, and
(z) shares of Common Stock to be registered for resale pursuant to the registration rights agreements set forth on Schedule 2.1(t) the Company shall not, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for, in either case of (i) and (ii) above, a period of not less than 90 Trading Days after the later to occur of (a) the date that the Underlying Securities Registration Statement is declared effective by the Commission and (b) the last Closing hereunder. Any days that a Purchasers is not permitted to sell Underlying Shares under the Underlying Securities Registration Statement after the date that the Underlying Securities Registration Statement is first declared effective by the Commission shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

         3.12 Certain Securities Laws Disclosures; Publicity. The Company shall
(i) issue within one (1) Business Day of each Closing Date a press release acceptable to the Purchasers disclosing the transactions contemplated hereby,
(ii) file within ten (10) Business Days after each Closing Date with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers. Subject to Section 5.11, no such filing or disclosure may be made that mentions the Purchasers by name without the prior written consent of the Purchasers, which shall not be unreasonably withheld or delayed.

         3.13 Use of Proceeds. The Company shall use all of the net proceeds from the sale of the Securities to fund the expansion of the Company's sales and marketing activities, research and development for AngioJet applications and for working capital purposes, and not for the satisfaction of any portion of Company debt or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.14 Transfer of Intellectual Property Rights. Except in connection with (i) the sale of all or substantially all of the assets of the Company or
(ii) a transaction involving the Company's vascular graft products business, but only to the extent that the Purchasers have agreed (pursuant to the last sentence of Section 4(h) of the Debentures) that such transaction will not be deemed a Change of Control of the Company or constitute an Event of Default under the Debentures, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers, except rights to use Intellectual Property Rights in connection with the sale by the Company of products in the ordinary course of business.

         3.15 Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by each Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchasers and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Purchasers shall not, without the prior written consent of the Company, effect any settlement of any action in respect of which the Company is a party or with respect to which the Company is obligated to make payments hereunder.

         3.16 Transactions in the Common Stock. Except as provided in Section 3.18, during the period from the receipt by such Purchaser of a Subsequent Financing Notice until the earlier to occur of (i) the date indicated in such Subsequent Financing Notice for the closing of the purchase and sale of the Debentures subject to the Subsequent Financing Notice (which date may not be subsequent to the 25th Trading Day after receipt by the Purchasers of such Subsequent Financing Notice) and (ii) the Closing Date relating to such Subsequent Financing Notice, each Purchaser, for itself and not for any other Purchaser, agrees that it shall not establish a short position in the Common Stock (but may maintain any short positions established prior to the beginning of such period).

         3.17 Conditions to Series B and Series C Closings. Upon delivery of each of a Subsequent Financing Notice, the Company shall ensure that the conditions precedent to the obligation of each Purchaser to acquire Series B Debentures and Series B Warrants and Series C Debentures an Series C Warrants (as the case may be) set forth in Sections 4.1 are satisfied in all material respects.

         3.18 Ordinary Course Brokerage and Trading. Lehman Brothers shall not be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company's stock (including establishing short positions), provided that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with any confidential information with respect to the Company.

                                   ARTICLE IV
                                   CONDITIONS

                  4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase Series B Debentures and the Series B Warrants and Series C Debenture and Series C Warrants. The obligation of each Purchaser to acquire and pay for
(x) the Series B Debentures and the Series B Warrants and (y) Series C Debenture and Series C Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the Series B Closing Date or Series C Closing, as applicable, of each of the following conditions:

                           (a)      Prior Closings.  The Series A Closing and
the Series B Closing, as applicable, shall have occurred;

                           (b)      Accuracy of the Company's Representations
and Warranties. (i) Except as provided in Section 4.1(b)(ii) below, the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and on such Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such date) and (ii) the representations and warranties of the Company contained in Section 2.1(c) shall be true and correct in all material respects as of the date hereof and on such Closing Date (provided, that conversions of the Debentures and exercises of the Warrants by the Purchasers shall not be taken into account for purposes of clause (ii));

                           (c)      Performance by the Company.  The Company
shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date;

                           (d)      Underlying Securities Registration
Statement. The Underlying Securities Registration Statement shall have been declared effective under the Securities Act by the Commission and on the Series B Closing Date and the Series C Closing Date, as applicable, shall be effective as to all Registrable Securities (as defined in the Registration Rights Agreement), not subject to any actual or, to the knowledge of the Company, threatened stop order and not be subject to any actual or threatened suspension;

                           (e)      No Injunction.  No statute, rule,
regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents relating to the issuance, conversion or exercise of any of the Securities;

                           (f)      Adverse Changes.  Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the condition (financial or otherwise) or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

                           (g)      Litigation.  No material litigation shall
have been instituted or threatened against the Company;

                           (h)      No Suspension from Trading in or Delisting
of Common Stock. The trading in the Common Stock shall not have been suspended or delisted from the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                           (i)      Change of Control.  No Change of Control in
the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of the "Continuing Directors"(as defined below) in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii). "Continuing Directors" means those individuals who are members of the Company's board of directors on the date hereof and any individual who subsequently becomes a member of the Company's board of directors, if such individual's nomination for election or election to the Company's board of directors is approved by a vote of at least a majority of the Continuing Directors; provided that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

         :
                           (k)      Legal Opinion.  The Company shall have
delivered (i) to the Purchasers and to the Company's transfer agent the opinion of the Company's outside counsel, in substantially the form attached hereto as Exhibit D dated the Series B Closing Date or the Series C Closing Date, as the case may be and (ii) to the Purchasers the opinion of Irving R. Colacci, General Counsel to the Company, in substantially the form attached hereto as Exhibit E dated the Series B Closing Date or the Series C Closing Date, as the case may be;

                           (l)      Required Approvals.  All Required Approvals
required to have been obtained on or prior to the Series B Closing Date or the Series C Closing Date, as the case may be, shall have been obtained;

                           (m)      Shares of Common Stock.  The Company shall
have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of all Debentures, as payment of interest thereon, and upon exercise of all Warrants;

                           (n)      Delivery of Debentures and Warrants.  The
Company shall have delivered to the Purchasers the Debentures and Warrants to be issued and sold at such Closing, registered in the name of the appropriate Purchaser, or its designee, each in form satisfactory to the Purchasers;

                           (o)        Transfer Agent Instructions.   Transfer
Agent Instructions, dated such Closing Date, shall have been delivered to and acknowledged in writing by the Company and the Company's transfer agent; and

                           (p)      Officer's Certificate.  The Company shall
deliver to the Purchasers an Officer's Certificate dated the Series B Closing Date or the Series C Closing Date, as the case may be, and signed by an executive officer of the Company confirming the Company's satisfaction of the conditions set forth in Section 4.1(b) and (c) as of such Closing Date.


                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 Fees and Expenses. The Company shall reimburse the Purchasers for legal and due diligence fees and expenses (the "Fees") actually incurred by the Purchasers incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby upon receipt of documentation reasonably acceptable to the Company evidencing such Fees, provided, however, that except as set forth in the Registration Rights Agreement, in no event shall the Company be required to reimburse the Purchasers for any Fees to the extent such Fees exceed fifty thousand dollars ($50,000) (the "Cap"). Except as set forth in the Registration Rights Agreement, all Fees in excess of the Cap incurred by the Purchasers incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, Fees in excess of the Cap incurred in connection with the Series A Closing, the Series B Closing, the Series C Closing, shall be payable by the Purchasers..

                           The Company shall pay all stamp and other taxes and
duties levied in connection with the issuance of the Debentures pursuant hereto.

                  5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Debentures, the Warrants and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                  5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 8:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date or on a date that is not a Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given to the Company and each Purchaser at its address set forth under its name on Schedule 1 attached hereto or such other address as may be designated in writing hereafter, in the same manner, by such Person. Copies of notices to any Purchaser shall be sent to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Kenneth L. Henderson, Esq., fax: (212) 541-4630 and copies of all notices to the Company shall be sent to Dorsey & Whitney, 220 South Seventh Street, Pillsbury Center South, Minneapolis, MN 55402, Attn: Amy E. Ayotte, fax: (612) 340-8738.

                  5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This provision shall not limit the Purchasers' right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

                  5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any Transaction Document), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery and conversion or exercise (as the case may be) of the Debentures and Warrants.

                  5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no party hereto shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or by the Commission or the NASDAQ (as the case may be), in which such case the disclosing party shall provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Purchaser, or include the name of a Purchaser in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

                  5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                       POSSIS MEDICAL, INC.


                                      By: /s/ Irving R. Colacci
                                         ---------------------------------------
                                         Name: Irving R. Colacci
                                         Title: Vice President & General Counsel


                                      BROWN SIMPSON STRATEGIC GROWTH
                                       FUND, L.P.


                                      By:  /s/ Matthew Brown
                                         ---------------------------------------
                                         Name: Matthew Brown
                                         Title:


                                      BROWN SIMPSON STRATEGIC GROWTH
                                       FUND, LTD.


                                      By:  /s/ Matthew Brown
                                         ---------------------------------------
                                         Name: Matthew Brown
                                         Title:


                                      WESTOVER INVESTMENTS, L.P.


                                      By: /s/ William E. Rose
                                         ---------------------------------------
                                         Name: William E. Rose
                                         Title:  Authorized Signatory


                                      MONTROSE INVESTMENTS, LTD.


                                      By: /s/ William E. Rose
                                         ---------------------------------------
                                         Name: William E. Rose
                                         Title:  Authorized Signatory

                                      LEHMAN BROTHERS, INC.


                                      By:  /s/ Sky Lucas
                                         ---------------------------------------
                                         Name: Sky Lucas
                                         Title: Managing Director


                                      BAY HARBOR INVESTMENTS, INC.


                                      By: /s/ Kenneth L. Henderson
                                         ---------------------------------------
                                         Name:  Kenneth L. Henderson
                                         Title: Attorney-in-Fact

                                                                      Schedule 1

Company:

POSSIS MEDICAL, INC.
9055 Evergreen Boulevard, N.W.
Minneapolis, MN 55433-8003
Facsimile: (612) 780-7223
Attn: Chief Financial Officer

                                     Principal Amount of
Purchasers:                          Series A Debentures                             Series A Warrant Coverage
-----------                          -------------------                             -------------------------

Brown Simpson Strategic                  $   700,000                                 6,454 shares
  Growth Fund, L.P.
152 West 57th Street, 40th Fl.
New York, NY 10019
Facsimile: (212) 247-1329
Attn: Evan Levine

Brown Simpson Strategic                  $1,300,000                                  11,986 shares
 Growth Fund, Ltd.
152 West 57th Street, 40th Fl.
New York, NY 10019
Facsimile: (212) 247-1329
Attn: Evan Levine

Westover Investments, L.P.               $1,200,000                                  11,064 shares
300 Crescent Court, Suite 700
Dallas, TX 75201
Facsimile: (214) 758-1221
Attn: Will Rose

Montrose Investments, Ltd.               $2,800,000                                  25,816 shares
300 Crescent Court, Suite 700
Dallas, TX 75201
Facsimile: (214) 758-1221
Attn: Will Rose

Lehman Brothers, Inc.                    $3,000,000                                 27,660 shares
200 Vesey Street
New York, NY 10285
Facsimile: (212) 528-8941
Attn: Steve Weinstein

                                     Principal Amount of
Purchasers:                          Series A Debentures                             Series A Warrant Coverage
-----------                          -------------------                             -------------------------

Bay Harbor Investments, Inc.             $3,000,000                                  27,660 shares
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, NY 10111
Facsimile: (212) 332-3256
Attn: Robert L. Miller